e:\flh\gib\10f3.doc

For the fiscal period ended (s) 12/31/98
File number 811-01660

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
     Fox Entertainment

2.   Date of Purchase
     11/10/98

3.   Number of Securities Purchased
     101,600

4.   Dollar Amount of Purchase
     $2,286,000

5.   Price Per Unit
     $22.50

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Merrill

7.   Other Members of the Underwriting Syndicate
      See Exhibit A

EXHIBIT A

UNDERWRITER
Allen & Company Incorporated
Blaylock & Partners L.P.
BT Alex Brown Incorporated
Credit Lyonnais Securities (USA) Inc.
Guzman & Company
ING Baring Furman Selz LLC
Lazard Frere & C0. LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
TD Securities (USA) Inc.
Raymond James & Associates, Inc.
J.P. Morgan Securities Inc.
Goldman Sachs & Co.
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Bear, Stearns & Co. Inc.
Chatsworth Securities LLC
Credit Suisse First Boston Corporation
Crowell, Weedon & Co.
Dain Roscher Incorporated
Doley Securities, Inc.
Gerard Klauer Mattispn & Co. Inc.
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
May, Davis Group Inc.
Donaldson Lufkin & Jenrette Securities Corporation
A. G. Edwards & Sons Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Pryor, McClendon, Counts & Co.
Sands Brothers & Co. Ltd.
Tucker Anthony Incorporated
Utendahl Capital Partners, L.P.
Sanford C. Bernstein & Co. Inc.
Schroder & Co. Inc.
Legg Mason Wood Walker, Incorporated
Neuberger & Berman LLC
The Robinson-Humphrey Company, LLC
Warburg Dillon Read LLC
Wasserstein Perella Securities, Inc.
Wheat First Securities, Inc.

(International)
Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Allen & Company Incorporated
J.P. Morgan Securities Ltd.
Bear Sterns International
Salomon Brothers International Limited
Donaldson, Lufkin & Jenrette International
NationsBanc Montgomery Securities LLC